UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as Specified in its Charter)

Bermuda	001-35784	98-0691007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of Principal Executive Offices

(305) 436-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2025, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), closed its previously announced private offering (the “Exchangeable Notes Offering”) of $1,407.0 million aggregate principal amount of 0.750% exchangeable senior notes due 2030 (the “Exchangeable Notes”), which includes $107.0 million aggregate principal amount of Exchangeable Notes issued in connection with the initial purchasers’ full exercise of their option to acquire additional Exchangeable Notes. The Exchangeable Notes were issued pursuant to an indenture, dated September 11, 2025, by and among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Exchangeable Notes Indenture”). The Exchangeable Notes will be guaranteed by NCLH on a senior unsecured basis.

In connection with the Exchangeable Notes Offering, NCLC received gross proceeds of $1,407.0 million and net proceeds, after deducting the initial purchasers’ discount but before deducting estimated fees and expenses, of approximately $1,381.4 million. NCLC used the net proceeds from the Exchangeable Notes Offering, together with the proceeds from the Equity Offering (as defined below) and cash on hand, to repurchase (the “Repurchases”) (through its agent) approximately $958.0 million aggregate principal amount of its 1.125% exchangeable senior notes due 2027 (the “2027 1.125% Exchangeable Notes”) for approximately $1,009.5 million and approximately $449.0 million aggregate principal amount of its 2.50% exchangeable senior notes due 2027 (collectively with the 2027 1.125% Exchangeable Notes, the “2027 Exchangeable Notes”) for approximately $480.5 million, plus, in each case, accrued and unpaid interest thereon to, but excluding, the repurchase date.

Interest on the Exchangeable Notes will accrue from September 11, 2025 and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026, at a rate of 0.750% per year. The Exchangeable Notes will mature on September 15, 2030 (the “Exchangeable Notes Maturity Date”) unless earlier exchanged, redeemed or repurchased.

Holders may exchange all or a portion of the Exchangeable Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding March 15, 2030, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after March 15, 2030 until the close of business on the business day immediately preceding the Exchangeable Notes Maturity Date, regardless of whether such conditions have been met. Upon exchange of the Exchangeable Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the Exchangeable Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares of NCLH (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the Exchangeable Notes to be exchanged. The initial exchange rate per $1,000 principal amount of Exchangeable Notes is 29.1189 ordinary shares, which is equivalent to an initial exchange price of approximately $34.34 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 40.0% above the offering price in the Equity Offering.

On or after September 20, 2028, NCLC may redeem for cash all or part of the Exchangeable Notes, at its option, if the last reported sale price of ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NCLC provides notice of an optional redemption at a redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the optional redemption date. If NCLC elects to redeem fewer than all of the outstanding Exchangeable Notes, at least $150.0 million aggregate principal amount of Exchangeable Notes must be outstanding and not subject to optional redemption as of the relevant optional redemption date. NCLC may also redeem the Exchangeable Notes, in whole but not in part, following the occurrence of certain tax law changes at a redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the Exchangeable Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the Exchangeable Notes Maturity Date or if NCLC delivers a notice of tax redemption or notice of optional redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its Exchangeable Notes in connection with such corporate event, notice of tax redemption or notice of optional redemption, as the case may be.

The Exchangeable Notes Indenture contains customary covenants and events of default.

The foregoing summary of the Exchangeable Notes Indenture and the Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchangeable Notes Indenture and form of Exchangeable Note, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

NCLC offered and sold the Exchangeable Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Exchangeable Notes, the related guarantee of NCLH and the ordinary shares issuable upon the exchange of the Exchangeable Notes, if any, will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 7.01 Regulation FD Disclosure.

On September 11, 2025, NCLH made available a presentation discussing the Transactions (as defined below). A copy of the presentation is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of NCLH’s filings under the Securities Act or the Exchange Act, except to the extent expressly set forth by specific reference in such filings.

Item 8.01 Other Events.

Equity Offering

On September 11, 2025, NCLH completed a registered direct offering of 3,313,868 ordinary shares at a price of $24.53 per share (the “Equity Offering” and, together with the Exchangeable Notes Offering and the Repurchases, the “Transactions”). In connection with the Equity Offering, NCLH entered into individually negotiated share purchase agreements with certain institutional investors holding the 2027 Exchangeable Notes. NCLH used the net proceeds from the Equity Offering, together with the net proceeds from the Exchangeable Notes Offering and cash on hand, to fund the Repurchases.

The Equity Offering was made pursuant to a prospectus supplement, dated September 8, 2025, and filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2025, and the base prospectus, dated November 8, 2023, filed as part of NCLH’s automatic shelf registration statement (File No. 333-275399) that became effective under the Securities Act when filed with the SEC on November 8, 2023.

Placement Agency Agreement

J.P. Morgan Securities LLC acted as the sole placement agent (the “Placement Agent”) in connection with the Equity Offering pursuant to that certain placement agency agreement (the “Placement Agency Agreement”), dated as of September 8, 2025, by and between NCLH and the Placement Agent. Pursuant to the Placement Agency Agreement, NCLH agreed to reimburse the Placement Agent for certain costs, expenses, fees and taxes in connection with the Equity Offering. The Placement Agency Agreement also contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summary of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is attached as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Press Releases

On September 9, 2025, NCLH issued a press release announcing the pricing of the Equity Offering. Simultaneously therewith, NCLC issued a press release announcing the pricing of the Exchangeable Notes Offering. Copies of the press releases are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated September 8, 2025, by and between Norwegian Cruise Line Holdings Ltd. and J.P. Morgan Securities LLC, as placement agent.
4.1	Indenture, dated September 11, 2025, by and among NCL Corporation Ltd., as issuer, Norwegian Cruise Line Holdings Ltd., as guarantor, and U.S. Bank Trust Company, National Association, as trustee.
5.1	Opinion of Walkers (Bermuda) Limited.
23.1	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.1).
99.1	Presentation, dated September 11, 2025.
99.2	Press Release of Norwegian Cruise Line Holdings Ltd. relating to the pricing of the Equity Offering, dated September 9, 2025.
99.3	Press Release of NCL Corporation Ltd. relating to the pricing of the Exchangeable Notes Offering, dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer